Exhibit 3.18

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 07/19/2000 001365359 – 0800568

CERTIFICATE OF MERGER

of

MULLER DATA CORPORATION

(a New York corporation)

into

INTERACTIVE DATA CORPORATION

(a Delaware corporation)

Pursuant to Sections 103 and 252(c) of the

General Corporation Law of the State of Delaware

July 19, 2000

Muller Data Corporation, A New York corporation, and Interactive Data Corporation, a Delaware corporation, hereby certify as follows:

1. The name and jurisdiction of incorporation of each of the constituent corporations (collectively, the “Constituent Corporations”) is as follows:

Name	Jurisdiction of Incorporation
Interactive Data Corporation (formerly known as Chase Interactive Data Corporation)	Delaware

Muller Data Corporation	New York

2. An Agreement and Plan of Merger dated as of the date hereof (“Agreement and Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

3. The name of the corporation surviving the merger is Interactive Data Corporation, a Delaware corporation (the “Surviving Corporation”).

4. The Certificate of Incorporation of Interactive Data Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

5. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is 22 Crosby Drive, Bedford, Massachusetts 01730.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

7. The authorized capital stock of Muller Data Corporation consists of 200 shares, no par value per share.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be executed as of the data first written above.

INTERACTIVE DATA CORPORATION

By:
Name:	Stuart J. Clark
Title:	President

MULLER DATA CORPORATION

By:
Name:	William W. Grieve
Title:	Treasurer

Signature page to Certificate of Merger